Exhibit 99.1

Contact:	Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039	P.O. Box 4740
H. Gene Shiels (713) 439-8822	Houston, Texas 77210-4740
Baker Hughes Announces Second Quarter 2007 Preliminary Results
HOUSTON, July 13, 2007 — Baker Hughes Incorporated (NYSE: BHI; EBS) today announced that net income for the second quarter 2007 is estimated to be between $1.07 and $1.09 per diluted share compared to the $1.17 per diluted share reported for the first quarter of 2007.
The sequential decline in the second quarter of 2007 compared to the first quarter of 2007 primarily results from significant deterioration of activity and profitability in Canada — particularly in the Drilling and Evaluation segment. Non-North American revenue growth in the second quarter of 2007 was consistent with previously disclosed guidance. The net income estimate includes an increase in the effective tax rate in the second quarter of 2007 to between 34% and 35% (approximately $0.03 per diluted share) associated with disallowed deductions arising from the previously announced resolution of investigations with the Securities and Exchange Commission and the Department of Justice. Repair and maintenance cost at INTEQ was also higher than expected (approximately $0.02 per diluted share).
Conference Call
The company has scheduled a conference call on Friday, July 27, 2007 at 8:30 a.m. eastern, 7:30 a.m. central during which the company intends to discuss results for the second quarter of 2007, ending June 30, 2007. The results are expected to be released on Friday, July 27, 2007, before the market opens.
To access the call, which is open to the public, please call the conference call operator at 800-374-2469, or 706-634-7270 for international calls, 20 minutes prior to the

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scheduled start time and ask for the “Baker Hughes Conference Call”. A replay of the call will be available through Friday, August 10, 2007. The number for the replay is 800-642-1687 in the United States, or 706-645-9291 for international calls, and the access code is 3783622. The conference call and replay will be webcast by Thomson/CCBN. To access the webcast, go to http://www.bakerhughes.com/investor and select “News Releases”, then click on “Conference Calls”. Investors can automatically receive e-mail alerts when news releases are posted to the company’s internet site. To subscribe, go to http://www.bakerhughes.com/investor and choose “News Releases”, then choose “E-Mail Alerts”.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “Forward-Looking Statement”). The words “expected,” “estimated,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking-statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2006; the Company’s subsequent quarterly reports on Form 10-Q; and those set forth from time to time in our other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our estimates and expectations regarding activity, revenue growth, profitability, expenses, taxes, and tax rates are only our forecasts regarding these matters. These forecasts may be substantially different from actual results.
Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
NOT INTENDED FOR BENEFICIAL HOLDERS

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